Exhibit 10.10

EXECUTION VERSION

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of June 5, 2021 (the “Amendment Date”) by and among NewHold Investment Corp., a Delaware corporation (“Parent”), NHIC Sub Inc., a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and Evolv Technologies, Inc., dba Evolv Technology, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of March 5, 2021 (as may be amended, restated, or otherwise supplemented from time to time, including pursuant to this Amendment, the “Merger Agreement”);

WHEREAS, pursuant to Section 11.1 of the Merger Agreement, the Merger Agreement may be amended or modified, in whole or in part, by a duly authorized agreement in writing executed by each of the Parties; and

WHEREAS, the Parties wish to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Amendment and the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

AMENDMENTS TO THE MERGER AGREEMENT

Section 1.1            Amendment to Section 2.1(a)(iii) of the Merger Agreement. Section 2.1(a)(iii) of the Merger Agreement is hereby amended by deleting Section 2.1(a)(iii) of the Merger Agreement and replacing it in its entirety with the following:

(iii)          Company Warrants. Immediately prior to the Effective Time, (x) the Company shall cause each Company Warrant (other than the Finback Warrant) that is issued and outstanding immediately prior to the Effective Time to be either exercised in full on a cash or cashless basis or terminated without exercise and (y) (A) the Company shall cause the portion of the Finback Warrant that is vested as of immediately prior to the Effective Time to be either exercised in full on a cash or cashless basis or terminated without exercise and (B) the portion of the Finback Warrant that is unvested as of immediately prior to the Effective Time (such portion, the “Unvested Finback Warrant”) shall be automatically, without any action on the part of Parent, the Company or the Company Warrant holder, converted into a warrant (the “Parent Finback Warrant”) to acquire shares of Parent Common Stock in accordance with this Section 2.1(a)(iii), in each case, in accordance with the respective terms of such Company Warrant (such actions, collectively the “Company Warrant Settlement”). Such Parent Finback Warrant as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Finback Warrant immediately prior to the Effective Time. As of the Effective Time, such Parent Finback Warrant as so assumed and converted shall be for that number of shares of Parent Common Stock determined by multiplying the number of shares of the Company Common Stock subject to the unvested portion of such Finback Warrant immediately prior to the Effective Time by the Exchange Ratio, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of the Unvested Finback Warrant immediately prior to the Effective Time by the Exchange Ratio, which quotient shall be rounded down to the nearest whole cent. After the Company Warrant Settlement, all of the Company Warrants shall no longer be outstanding and shall cease to exist and each holder of Company Warrants shall thereafter cease to have any rights with respect to such securities except as set forth in this Section 2.1(a)(iii).

Section 1.2           Amendment to Section 2.1 of the Merger Agreement. Section 2.1 of the Merger Agreement is hereby amended by (x) deleting section 2.1(c)(ii) of the Merger Agreement and (y) adding the following provisions as new Section 2.1(d) and Section 2.1(e) of the Merger Agreement and the current Section 2.1(d) of the Merger Agreement (and all references thereto) shall be changed to Section 2.1(f):

(d)           Treatment of Company RSUs. At the Effective Time, each outstanding award of Company RSUs, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, cease to represent an award of restricted stock units covering shares of Company Common Stock and shall be converted into (i) an award of restricted stock units covering a number of shares of Parent Common Stock determined in accordance with this Section 2.1(d) (each, an “Assumed RSU”), and (ii) the right to receive a number of Earn-Out Shares in accordance with Section 2.8. Each award of Assumed RSUs shall be subject to the same terms and conditions as were applicable to such corresponding award of Company RSUs immediately prior to the Effective Time (including applicable vesting conditions), except to the extent such terms or conditions are rendered inoperative by the Transactions. Each Assumed RSU shall represent an award of restricted stock units of Parent Common Stock at such exercise price, in each case, determined as follows and as set forth in the Allocation Statement: the number of shares of Parent Common Stock awarded pursuant to the Assumed RSU shall be equal to (rounded down to the nearest whole number): (A) the number of shares of Company Common Stock covered by such Company RSU immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio.

(e)           Parent Actions. Parent shall take all actions that are necessary for the assumption of the Company Options and the Company RSUs pursuant to this Section 2.1, including the reservation, issuance and listing of Parent Common Stock as necessary to consummate the transactions contemplated by this Section 2.1. If registration of any plan interests in the Stock Plan or other Company Benefit Plans or the shares of Parent Common Stock issuable thereunder is required under the Securities Act, Parent shall file with the SEC on the Closing Date a registration statement on Form S-8 with respect to such interests or Parent Common Stock, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the relevant Stock Plan or other Company Benefit Plans, as applicable, remain in effect and such registration of interests therein or the shares of Parent Common Stock issuable thereunder continues to be required.”

Section 1.3           Amendment to Section 2.5(a) of the Merger Agreement. Section 2.5(a) of the Merger Agreement is hereby amended by deleting Section 2.5(a) of the Merger Agreement and replacing it in its entirety with the following:

(a)           No later than the third (3rd) Business Day preceding the anticipated Closing Date, the Company shall prepare and deliver to Parent a statement containing the following information (the “Allocation Statement”):

(i)              The allocation of the Aggregate Merger Consideration to the holders of Company Common Stock, including, for the avoidance of doubt, to the holders of any outstanding award of Company RSUs, whether vested or unvested, after giving effect to the Convertible Notes Conversion, the Preferred Stock Conversion, and the Company Warrant Settlement;

(ii)             Each holder and the number of shares of Parent Common Stock constituting the Per Share Merger Consideration receivable by such holder of Company Common Stock pursuant to the terms of this Agreement, including, for the avoidance of doubt, to the holders of any outstanding award of Company RSUs, whether vested or unvested, after giving effect to the Preferred Stock Conversion, the Convertible Notes Conversion and the Company Warrant Settlement.

(iii)            Each Assumed Option that will be outstanding as of the Closing, and with respect to such Assumed Option, the number of shares of Parent Common Stock issuable upon exercise of such Assumed Option and the exercise price of such Assumed Option, in each case computed in accordance with Section 2.1(c).

(iv)            The number of shares of Company Common Stock issuable under the Unvested Finback Warrant (assuming it were fully vested as of immediately prior to the Effective Time) and the number of shares of Parent Common Stock issuable upon the exercise of the Parent Finback Warrant and the exercise price of such Parent Finback Warrant computed in accordance with Section 2.1(a)(iii).

Section 1.4            Amendment to Section 2.8(a)(i) of the Merger Agreement. Section 2.8(a)(i) of the Merger Agreement is hereby amended by deleting Section 2.8(a)(i) of the Merger Agreement and replacing it in its entirety with the following:

(i)              Following the Closing, and as additional consideration in respect of shares of Company Common Stock, including the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company RSUs (vested or unvested) held by the Company Earn-Out Holder as of immediately prior to the Effective Time (after giving effect to the Preferred Stock Conversion, the Convertible Notes Conversion and the Company Warrant Settlement), the Unvested Finback Warrant and the Company Options, within ten (10) Business Days after the occurrence of a Triggering Event, Parent shall issue or cause to be issued to Persons who held such shares of Company Common Stock(after giving effect to the Preferred Stock Conversion, the Convertible Notes Conversion and the Company Warrant Settlement), the Unvested Finback Warrant, Company Options and Company RSUs (vested or unvested) immediately prior to the Effective Time (the “Company Earn-Out Holders”), in accordance with their respective Earn-Out Pro Rata Shares, the following shares of Parent Common Stock, as applicable (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Parent Common Stock) (as so adjusted, the “Earn-Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the other agreements contemplated hereby:

(A)             upon the occurrence of Triggering Event I, a one-time aggregate issuance of 5,000,000 Earn-Out Shares;

(B)              upon the occurrence of Triggering Event II, a one-time aggregate issuance of 5,000,000 Earn-Out Shares; and

(C)              upon the occurrence of Triggering Event III, a one-time aggregate issuance of 5,000,000 Earn-Out Shares.

Section 1.5           Amendment to Section 2.8(c) of the Merger Agreement. Section 2.8(c) of the Merger Agreement is hereby amended by deleting Section 2.8(c) of the Merger Agreement and replacing it in its entirety with the following:

(c)           Earn-Out Cap; Service Requirements. For the avoidance of doubt, the Company Earn-Out Holders shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event (or Acceleration Event, if applicable); provided, however, that each Triggering Event (or Acceleration Event, if applicable) shall only occur once, if at all, and in no event shall the Company Earn-Out Holders be entitled to receive more than 15,000,000 Earn-Out Shares (subject to adjustment for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Parent Common Stock). Notwithstanding anything in this Agreement to the contrary, any Earn-Out Shares issuable under this Section 2.8 to any Company Earn-Out Holder in respect of Company Options or Company RSUs held by such Company Earn-Out Holder as of immediately prior to the Effective Time shall be issued to such Company Earn-Out Holder only if such Company Earn-Out Holder continues to provide services (whether as an employee, director or individual independent contractor) to Parent or one of its Subsidiaries through the date of the occurrence of the corresponding Triggering Event (or Acceleration Event, if applicable) that causes such Earn-Out Shares to become issuable. Any Earn-Out Shares that are forfeited pursuant to the preceding sentence shall be reallocated to the other Company Earn-Out Holders who remain entitled to receive Earn-Out Shares in accordance with their respective Earn-Out Pro Rata Shares.

Section 1.6            Amendment to Section 2.8(d)(iii) of the Merger Agreement. Section 2.8(d)(iii) of the Merger Agreement is hereby amended by deleting Section 2.8(d)(iii) of the Merger Agreement and replacing it in its entirety with the following:

(iii)          “Earn-Out Pro Rata Share” means, for each Company Earn-Out Holder, a percentage determined by the quotient of:

(D)            The sum of (i) the total number of shares of Company Common Stock held by the Company Earn-Out Holder as of immediately prior to the Effective Time, including, for the avoidance of doubt, the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company RSUs (vested or unvested) held by the Company Earn-Out Holder as of immediately prior to the Effective Time (after giving effect to the Convertible Notes Conversion, the Preferred Stock Conversion and the Company Warrant Settlement); plus (ii) (x) the total number of shares of Company Common Stock issuable assuming full exercise of all Company Options that are held by the Company Earn-Out Holder as of immediately prior to the Effective Time and that have an exercise price less than the Per Share Value, minus (y) the number of shares of Company Common Stock equal to (I) the aggregate of the exercise prices of the Company Options described in clause (ii)(x) above, divided by (II) the Per Share Value plus (iii) with respect to Finback Evolv OBH, LLC, only (x) the total number of shares of Company Common Stock issuable assuming the Unvested Finback Warrant were fully vested and fully exercised minus (y) the number of shares of Company Common Stock equal to (I) the exercise price of the Unvested Finback Warrant described in clause (iii)(x) above, divided by (II) the Per Share Value; divided by

(E)             The sum of (i) the total number of shares of Company Common Stock held by all Company Earn-Out Holders as of immediately prior to the Effective Time, including, for the avoidance of doubt, the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company RSUs (vested or unvested) held by the Company Earn-Out Holder as of immediately prior to the Effective Time (after giving effect to the Convertible Notes Conversion, the Preferred Stock Conversion and the Company Warrant Settlement); plus (ii) (x) the total number of shares of Company Common Stock issuable assuming full exercise of all Company Options that are held by all Company Earn-Out Holders as of immediately prior to the Effective Time and that have an exercise price less than the Per Share Value, minus (y) the number of shares of Company Common Stock equal to (I) the aggregate of the exercise prices of the Company Options described in clause (x) above, divided by (II) the Per Share Value plus (iii) (x) the total number of shares of Company Common Stock issuable assuming the Unvested Finback Warrant were fully vested and fully exercised minus (y) the number of shares of Company Common Stock equal to (I) the exercise price of the Unvested Finback Warrant described in clause (iii)(x) above, divided by (II) the Per Share Value.

Section 1.7           Amendment to Section 7.1(a) of the Merger Agreement. Section 7.1 (a) of the Merger Agreement is hereby amended by deleting Section 7.1(a) of the Merger Agreement and replacing it in its entirety with the following:

(a)           As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of certain shares of the Parent Common Stock to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. In addition to Section 5.5(b), each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement to be mailed to stockholders of Parent.

Section 1.8           Amendment to Section 7.9 of the Merger Agreement. Section 7.9 of the Merger Agreement is hereby amended by deleting Section 7.9 of the Merger Agreement and replacing it in its entirety with the following:

7.9           Parent Incentive Plan. Parent shall, prior to the Effective Time, approve and adopt the Parent Incentive Plan and the Parent ESPP, in each case to be effective in connection with the Closing. The Parent Incentive Plan shall provide for an initial aggregate share reserve thereunder equal to approximately 9.53% of the number of shares of Parent Common Stock on a fully diluted basis at the Closing, and shall otherwise be in the form mutually acceptable to Parent and the Company. The Parent ESPP shall provide for an initial aggregate share reserve thereunder equal to 1.50% of the number of shares of Parent Common Stock on a fully diluted basis at the Closing, and shall otherwise be in the form mutually acceptable to Parent and the Company. Subject to approval of the Parent Incentive Plan and the Parent ESPP by the Parent stockholders, following the Effective Time Parent shall file an effective Form S-8 Registration Statement with the SEC with respect to the shares of Parent Class A Stock issuable under the Parent Incentive Plan and the Parent ESPP and shall use commercially reasonable efforts to maintain the effectiveness of such Form S-8 Registration Statement for so long as awards granted pursuant to the Parent Incentive Plan and/or Parent ESPP remain outstanding.

Section 1.9           Amendments to Exhibit A to the Merger Agreement.

(a)             The definition of “Company Fully Diluted Capital Stock” in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as follows:

“Company Fully Diluted Capital Stock” means, without duplication, a number of shares of Company Common Stock equal to (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time after giving effect to the Convertible Notes Conversion, the Preferred Stock Conversion and the Company Warrant Settlement; plus (b) the aggregate number of shares of Company Common Stock equal to the total number of shares of Company Common Stock issuable assuming full exercise of all Company Options that are outstanding as of immediately prior to the Effective Time and that have an exercise price less than the Per Share Value; minus (c) the Treasury Shares outstanding immediately prior to the Effective Time; plus (d) the aggregate number shares of Company Common Stock issuable upon exercise or settlement of all Company RSUs (vested and unvested) outstanding as of immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock equal to the total number of shares of Company Common Stock issuable assuming the Unvested Finback Warrant were fully vested and fully exercised.

(b)             The definition of “Parent Restated Bylaws” in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety as follows:

“Parent Restated Bylaws” means that certain second amended and restated bylaws of Parent, in form and substance reasonably acceptable to Parent and the Company, which, except as otherwise expressly provided therein or otherwise approved by the board of directors of Parent in accordance with the terms thereof, shall include customary lock-up restrictions for a period of 180 days following the Closing on those shares of Parent Common Stock issued at or in connection with Closing (i) which constitute Per Share Merger Consideration or (ii) which are issued to directors, officers and employees of Parent upon the settlement or exercise of stock options or other equity awards outstanding as of immediately following the Closing in respect of awards of Company equity interests outstanding as of immediately prior to the Closing.

(c)             Exhibit A to the Merger Agreement shall be amended by adding the following definitions in the proper alphabetical order:

“Assumed RSUs” has the meaning set forth in Section 2.8(d).

“Company RSUs” means restricted stock units covering shares of Company Common Stock granted pursuant to the Stock Plan.

“Unvested Finback Warrant” has the meaning set forth in Section 2.1(a)(iii).

ARTICLE 2

MISCELLANEOUS

Section 2.1            No Other Amendment. Except to the extent that any provisions of or any Exhibits or Schedules to the Merger Agreement are expressly amended by Article 1 of this Amendment, all terms and conditions of the Merger Agreement including, without limitation, the last sentence of Section 2.1(b), and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment and the Merger Agreement, the provisions of this Amendment shall prevail and control.

Section 2.2            Reference to the Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Merger Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Merger Agreement and a reference to the Merger Agreement in any such instrument or document shall be deemed to be a reference to the Merger Agreement as amended by this Amendment.

Section 2.3            General Provisions. Except as set forth in Article 1 of this Amendment, the provisions of Article XI (Miscellaneous) and Exhibit A (Certain Definitions) of the Merger Agreement apply equally to this Amendment and are hereby deemed incorporated by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment to be effective as of the Amendment Date.

NEWHOLD INVESTMENT CORP.

By:	/s/ Kevin Charlton
Name: Kevin Charlton
Title: Chief Executive Officer

NHIC SUB INC.

By:	/s/ Charlie Baynes-Reid
Name: Charlie Baynes-Reid
Title: President, Secretary and Treasurer

[Signature Page to First Amendment to Agreement and Plan Merger]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment to be effective as of the Amendment Date.

EVOLV TECHNOLOGIES, INC.

By:	/s/ Peter George

Name: Peter George
Title: Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan Merger]